Exhibit 10.7

SECOND AMENDMENT

TO

LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of June 5, 2015 (the “Second Amendment Effective Date”), by and between HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), and ENERGY RECOVERY, INC., a Delaware corporation (“Borrower”).

RECITALS

A.     Borrower and HSBC are parties to that certain Loan Agreement, dated as of June 5, 2012, as amended from time to time, including without limitation that certain First Amendment to Loan and Security Agreement, dated as of August 14, 2013 (the “Prior Loan Agreement”). The parties desire to amend the Prior Loan Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Prior Loan Agreement.

B.     Borrower and HSBC desire to amend the Prior Loan Agreement to extend the Maturity Date, among other changes, all in accordance with the terms set forth in this Amendment.

C.     Bank is willing to amend the Prior Loan Agreement, subject to the terms and conditions hereinafter set forth and the documents to be executed in connection herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.            Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Prior Loan Agreement.

II.           Amendments to the Prior Loan Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Prior Loan Agreement is hereby amended as set forth below.

A.     The defined term “Maturity Date” in Section 1.2 of the Prior Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” is June 5, 2018.”

B.     Section 1.2 of the Prior Loan Agreement is hereby amended to add the following additional defined terms in alphabetical order:

“FCPA” is defined in Section 5.13.

“OFAC” is defined in Section 5.13.

“Sanctions” is defined in Section 5.13.

C.     The following new Section 5.13 is added to the Prior Loan Agreement to read as follows:

“5.13     None of the Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are, (a) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria.

None of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

D.     Section 7.11 of the Prior Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.11     Sanctions. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.”

E.     Exhibit B of the Prior Loan Agreement is hereby amended and replaced with Exhibit B attached hereto.

III.          Representations and Warranties. To induce HSBC to enter into this Amendment, Borrower hereby represents and warrants to HSBC as follows:

A.     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and (b) no Event of Default shall have occurred and be continuing;

B.     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Prior Loan Agreement, as amended by this Amendment;

C.     The organizational documents of Borrower delivered to HSBC as of the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D.     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Prior Loan Agreement, as amended by this Amendment, have been duly authorized;

F.     Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change;

G.     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

H.     None of the Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria; and

I.     None of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

IV.          Extension. The provisions of the Prior Loan Agreement, as amended by this Amendment, and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Bank) of the conditions precedent set forth in Article VI below, HSBC hereby agrees to extend the deadline for delivery of Borrower’s Compliance Certificate for the fiscal quarter ended March 31, 2015 pursuant to Section 6.2(c) of the Prior Loan Agreement to the date hereof, which Compliance Certificate may be in the form as amended by this Amendment. The extension provided for in this Article IV shall be effective as of the Second Amendment Effective Date.

V.            Legal Effect.

A.     The Prior Loan Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.     Borrower understands and agrees that in modifying the existing Indebtedness, HSBC is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Prior Loan Agreement and this Amendment. Except as expressly modified pursuant to this Amendment, the terms of the Prior Loan Agreement remain unchanged, and in full force and effect. HSBC’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate HSBC to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of HSBC and Borrower to retain as liable parties, all makers and endorsers of the Prior Loan Agreement, unless the party is expressly released by HSBC in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests. The Prior Loan Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Prior Loan Agreement or any other Loan Document, to HSBC, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof. The Borrower hereby agrees and confirms that all Credit Extensions and Obligations shall be guaranteed pursuant to the Loan Documents as provided therein.

C.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

VI.          Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Prior Loan Agreement remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by HSBC of this Amendment, and any other documents which HSBC may require to carry out the terms hereof, including but not limited to the following:

A.     This Amendment, duly executed by Borrower;

B.     The representations and warranties in Article III of this Amendment shall be true, accurate and complete;

C.     A certificate of Borrower, dated the Second Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (ii) identify by name and title and bear the signatures of the Responsible Officers and any other officers of Borrower authorized to sign the Loan Documents to which it is a party, (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and a true and correct copy of its bylaws or operating, management or partnership agreement and (iv) contain a long form good standing certificate for Borrower from its jurisdiction of organization and any jurisdiction where Borrower’s ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Change;

D.     Payment of an amount equal to the HSBC’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment, including attorney’s fees;

E.     Delivery of Borrower’s Compliance Certificate for the fiscal quarter ended March 31, 2015 pursuant to Section 6.2(c) of the Prior Loan Agreement, as amended by this Amendment; and

F.     Such other documents and completion of such other matters, as HSBC or its counsel may reasonably deem necessary or appropriate.

VII.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA without regard to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Second Amendment Effective Date.

BORROWER:

Energy Recovery, Inc., a Delaware corporation

By	/s/ Joel Gay
Name:	Joel Gay
Title:	Chief Executive Officer and Acting CFO

HSBC:

HSBC Bank USA, National Association

By	/s/ Mark S. Hillhouse
Name:	Mark S.Hillhouse
Title:	Senior Vice President

EXHIBIT B

[Form of]

COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you pursuant to Section 6.2(c) of that certain Loan Agreement, dated as of June 5, 2012 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), among ENERGY RECOVERY, INC., a Delaware corporation (“Borrower”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

1.     I am the duly elected, qualified and acting [specify type of Responsible Officer] of Borrower.

2.     I have reviewed and am familiar with the contents of this Certificate.

3.     I have reviewed the terms of the Loan Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Schedule 1 (the “Financial Statements”).1 Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4.     Attached hereto as Schedule 2 are the computations showing the Borrowing Base.

6.     The representations and warranties of the Credit Parties set forth in the Loan Agreement and the other Loan Documents are true, accurate, and complete in all material respects on and as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date[, except as set forth on Schedule 3 attached hereto].

IN WITNESS WHEREOF, I execute this Certificate this ____ day of ____________, 20__.

ENERGY RECOVERY, INC.

By:
Name:
Title: [Responsible Officer]

SCHEDULE 1

TO

COMPLIANCE CERTIFICATE

Financial Statements

The information described herein is as of [__________________], and pertains to [month, 20__][the fiscal [quarter] [year] ended [____________]].

SCHEDULE 2

TO

COMPLIANCE CERTIFICATE

[Set forth calculation of Borrowing Base]

SCHEDULE 3

TO

COMPLIANCE CERTIFICATE

[Set forth any exceptions to the representations and warranties]